UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 2, 2006

                        ELECTRONIC CONTROL SECURITY INC.
               (Exact Name of Registrant as Specified in Charter)



         New Jersey                     0-30810                   22-2138196
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)



         790 Bloomfield Avenue                                    07012
          Clifton, New Jersey                                   (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (973) 574-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02 (B) & (D) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL DIRECTORS.

         Electronic Control Security Inc. (the "Company") announced that Henry
(Jim) Schweiter and David Friedman have been elected to serve as directors of Company. The election is effective as of August 4, 2006. Mr. Schweiter will occupy the position on the Company's board of directors recently vacated by resignation of Robert F. Reiter, who resigned from the board of directors as of August 2, 2006 in order to pursue other interests. Mr. Friedman will occupy the position on the Company's board of directors recently vacated by resignation of Tom F. Donahue, who also resigned from the board of directors as of August 2, 2006 in order to pursue other interests

         Neither Mr. Schweiter nor Mr. Friedman was selected pursuant to an agreement or understanding between the Company and any other person. During the two years preceding each of Messrs. Schweiter and Friedman's election, there has been no transaction or proposed transaction between the Company and either person or any member of either person's immediate family.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ELECTRONIC CONTROL SECURITY INC.





Date: August 8, 2006                  By: /s/ Arthur Barchenko
                                            ------------------------------------
                                            Arthur Barchenko
                                            President